UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: August 31, 2015

NEW DIMENSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55102	87-0371511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1202A, Empire Centre 68 Mody Road Tsim Sha Tsui, Kowloon Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: 852-5933-1214

3987 W. Deer Mountain Dr.

Riverton, Utah 84065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

A change of control of the Registrant occurred on August 31, 2015.  On that date, Surelink Limited, a Republic of Vanuatu corporation (the “Buyer”), purchased a total of 13,343,334 shares of the issued and outstanding common stock of the Registrant (the “Shares”).  The Shares were purchased pursuant to the terms of a Securities Purchase Agreement by and between the Buyer and James B. Frack (the “Seller”). The Shares represent approximately 95.76% of the Registrant’s issued and outstanding common stock, and as a result, the transaction resulted in a change of control of the Registrant.

Dato’ Eddy Kok Seng Yeap owns 100% of the issued and outstanding common stock of Surelink Limited, and may be deemed to be the beneficial owner of the Shares purchased by Surelink Limited.

The amount of consideration for the purchase of the Shares was an aggregate of U.S. $400,000 which was paid in full at closing.  The Buyer used its own capital for acquisition of the Shares.

ITEM 5.02 DEPRARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

In conjunction with the change of control transaction described in Item 5.01, on August 31, 2015, Mr. Patrick R. Day, the Registrant’s sole officer and director, resigned from his respective positions as the President, Secretary and Treasurer of the Registrant.  His resignation was not due to a disagreement with the Company.   Mr. Day did not resign his position as a member of the board of directors.

On August 31, 2015, the board of directors of the Registrant appointed Dato’ Eddy Kok Seng Yeap as both a director of the Registrant, and as the Registrant’s President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Chairman of the Board and Directors.  Dato’ Eddy Kok Seng Yeap does not have any employment agreements with the Registrant.

Biographical Information.

Dato’ Eddy Kok Seng Yeap (Eddy), aged 39, is a Malaysian and is a Life Insurance Practitioner with the qualification obtained from the Malaysia Insurance Institute. Eddy has also completed the Legal Professional Will Writing Course with Rockwills Sdn Bhd, Malaysia. Eddy has been the Chief Executive Officer and director of Gold Billion Group Holdings Limited since November 25, 2014.  He owns 100% of the issued and outstanding common stock of RichCorp Holdings Ltd which purchased Gold Billion Group Holdings Limited in November 2014.  Eddy is also currently Managing Director of NobleCorp Asset Management Ltd. (“NobleCorp”) which was formed in May 2014 for the purpose of venturing into the Asset Management Field. NobleCorp is holding approximately 18% of the issued capital of PMI Construction Group, a company traded on OTCQB market. Eddy is also a director of PMI Construction Group. Prior to founding NobleCorp, Eddy was the director and shareholder of several private and public companies in Malaysia, Singapore, Macau, Indonesia, Hong Kong and China, including Kingsburg Holdings Limited. Currently, Eddy is venturing into his own businesses, including asset management, risk management services, alternative insurance services, healthcare research and fruit plantation projects.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Dimension Holdings, Inc.

Date: September 22, 2015

/s/ Dato’ Eddy Kok Seng Yeap

By:  Dato’ Eddy Kok Seng Yeap
Its:   Chief Executive Officer

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